Exhibit 99.1

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)

The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 11, 2002

/s/ Marti Morfitt

Marti Morfitt

President & Chief Executive Officer

/s/ David J. Byrd

Vice President of Finance,

Chief Financial Officer and

Treasurer